Exhibit 15.1

LETTER OF ERNST & YOUNG LLP REGARDING

UNAUDITED INTERIM FINANCIAL INFORMATION

June 21, 2004

Board of Directors

HBMC Holdings, LLC

We are aware of the inclusion in the Pre-Effective Amendment No. 3 to Registration Statement (Form S-11 No. 333-113777) of HomeBanc Corp. for the registration of shares of its common stock of our report dated April 30, 2004 relating to the unaudited condensed consolidated interim financial statements of HBMC Holdings, LLC for the quarter ended March 31, 2004.

Atlanta, Georgia